SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                January 31, 2000

                    ----------------------------------------


                              THERMO FIBERGEN INC.
                           -------------------------
             (Exact name of Registrant as specified in its charter)


Delaware                           1-12137                            04-3311544
--------------------------------------------------------------------------------
(State or other                  (Commission                    (I.R.S. Employer
jurisdiction of                   File Number)            Identification Number)
incorporation or
organization)


8 Alfred Circle
Bedford, Massachusetts                                                     01730
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

         This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to Thermo Fibergen Inc.'s Annual Report on Form 10-K for the year ended January 2, 1999. These include risks and uncertainties relating to: operating losses; concentration of revenues; uncertain market acceptance; risks associated with fiber-recovery and water-clarification systems; common stock subject to redemption; lack of operating and plant construction and management experience; dependence on pulp and paper mill customers; the protection, defense, and use of proprietary technology and intellectual property; future capital needs, project financing, and dependence on capital markets; competition; environmental and regulatory risks; commodity price risks; and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.  Other Events
         ------------

         On January 31, 2000, the Registrant issued a press release, attached hereto as Exhibit 99, regarding certain corporate transactions affecting the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         (a)      Financial Statements of Business Acquired: not applicable.

         (b)      Pro Forma Financial Information: not applicable.

         (c)      Exhibits:

                            99 Press Release dated January 31, 2000.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 31st day of January, 2000.



                                             THERMO FIBERGEN INC.


                                             By:  /s/ Theo Melas-Kyriazi
                                                  -----------------------------
                                                  Theo Melas-Kyriazi
                                                  Chief Financial Officer

                                                                      Exhibit 99
Investor Contact: 781-622-1111
Media Contact: 781-622-1252

               THERMO FIBERGEN'S PARENT COMPANY TO BE SPUN OFF TO
                          THERMO ELECTRON SHAREHOLDERS

BEDFORD, Mass., January 31, 2000 - Thermo Fibergen Inc. (ASE-TFG) announced today that its parent company, Thermo Fibertek Inc. (ASE-TFT), is expected to be spun off as a dividend to shareholders of Thermo Electron Corporation (NYSE-TMO). Under the plan, Thermo Fibergen will remain a subsidiary of Thermo Fibertek after the spinoff. When the spinoff is completed, Thermo Fibertek will no longer be a subsidiary of Thermo Electron and will have its own entirely separate and independent board of directors and management team. Both companies are expected to be renamed before the proposed spinoff. This action is part of a major reorganization plan under which Thermo Electron will spin in, spin off, and sell various businesses to focus on its core measurement and detection instruments business.

         The redemption rights issued by Thermo Fibergen would not be affected by the proposed spinoff of Thermo Fibertek. Holders of the redemption rights would continue to have the right to require Thermo Fibergen to redeem one share of Thermo Fibergen's common stock during the month of September 2000 or the month of September 2001, at a redemption price of $12.75 per share. The redemption rights would continue to be guaranteed by Thermo Electron after the spinoff of Thermo Fibertek.

         Completion of the spinoff is subject to a number of conditions, including a favorable ruling by the Internal Revenue Service regarding the tax treatment of the spinoff and final Thermo Electron board action.

         Assuming the various conditions are satisfied on a timely basis, Thermo Electron expects to complete the spinoff during the first quarter of 2001.

         Thermo Fibergen Inc. designs, builds, owns, and operates fiber-recovery and water-clarification plants to help pulp and paper mills improve product quality, reduce costs, and close the loop in their water and solids systems. The company cleans and recycles water and long fiber to be reused in papermaking and converts the remaining solids into commercial products such as dust-free agricultural carriers, oil and grease absorbents, and cat box fillers. The company is actively investing in R&D for additional high-value products. More information is available on the Internet at http://www.thermo.com/subsid/tfg1.html.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to the company's annual report on Form 10-K for the year ended January 2, 1999. These include risks and uncertainties relating to: operating losses; concentration of revenues; uncertain market acceptance; risks associated with fiber-recovery and water-clarification systems; common stock subject to redemption; lack of operating and plant construction and management experience; dependence on pulp and paper mill customers; the protection, defense, and use of proprietary technology and intellectual property; future capital needs, project financing, and dependence on capital markets; competition; environmental and regulatory risks; commodity price risks; and the potential impact of the year 2000 on processing date-sensitive information.